As filed with the Securities and Exchange Commission on February 17, 2021	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Viking Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-1073877
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12340 El Camino Real, Suite 250

San Diego, CA 92130

(Address of Principal Executive Offices)  (Zip Code)

2014 Equity Incentive Plan

2014 Employee Stock Purchase Plan, as amended

(Full titles of the plans)

Brian Lian, Ph.D.

President and Chief Executive Officer

Viking Therapeutics, Inc.

12340 El Camino Real, Suite 250

San Diego, CA 92130

(858) 704-4660

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jeffrey T. Hartlin, Esq.

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, California 94304

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.00001 per share
- Issuable under the 2014 Equity Incentive Plan	2,562,557(3)	$8.55	$21,909,862.35	$2,390.37
- Issuable under the 2014 Employee Stock Purchase Plan, as amended	732,159(4)	$8.55	$6,259,959.45	$682.96
Total	3,294,716	—	$28,169,821.80	$3,073.33

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (“Common Stock”) that become issuable under the Viking Therapeutics, Inc. 2014 Equity Incentive Plan (the “2014 Plan”) and the Viking Therapeutics, Inc. 2014 Employee Stock Purchase Plan, as amended (the “2014 ESPP”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act.  The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to the shares are calculated based on $8.55 per share, the average of the high and low prices of the Common Stock, as reported on the Nasdaq Capital Market on February 12, 2021, a date within five business days prior to the filing of this Registration Statement.

(3)

Represents shares of Common Stock that were automatically added to the shares reserved for issuance under the 2014 Plan on January 1, 2021. The 2014 Plan provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2014 Plan on January 1st of each year commencing on January 1, 2016 and ending on (and including) January 1, 2024. The number of shares added each year will be equal to 3.5% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year.

(4)

Represents shares of Common Stock that were automatically added to the shares reserved for issuance under the 2014 ESPP on January 1, 2021. The 2014 ESPP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2014 ESPP on January 1st of each year commencing on January 1, 2016 and ending on (and including) January 1, 2024. The number of shares added each year will be equal to 1% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year.

REGISTRATION OF ADDITIONAL SECURITIES

The Registrant has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act to register: (1) 2,562,557 additional shares of Common Stock issuable pursuant to the 2014 Plan, and (2) 732,159 additional shares of Common Stock issuable pursuant to the 2014 ESPP. The 2014 Plan and the 2014 ESPP, including the shares of Common Stock available for issuance pursuant thereto, have each been previously approved by the Registrant’s stockholders.

Pursuant to the Registration Statements on Form S-8 (File Nos. 333-203810, 333-211270, 333-216857, 333-223503, 333-230247 and 333-236666) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on May 1, 2015, May 10, 2016, March 21, 2017, March 7, 2018, March 13, 2019 and February 26, 2020 (the “Prior Registration Statements”), the Registrant previously registered an aggregate of 8,894,580 shares of Common Stock under the 2014 Plan and an aggregate of 2,563,133 shares of Common Stock under the 2014 ESPP.

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the Commission on February 17, 2021; and
(b)

The description of the Registrant’s common stock set forth in the Registration Statement on Form 8-A filed with the Commission on April 23, 2015 (File No. 001-37355) pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be directed to:

Viking Therapeutics, Inc.

12340 El Camino Real, Suite 250

San Diego, CA 92130

(858) 704-4660

Attn: Chief Executive Officer

ITEM 8. EXHIBITS.

Exhibit Number	Description

3.1

Amended and Restated Certificate of Incorporation (previously filed on July 1, 2014 as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-197182) and incorporated herein by reference).

3.2	Amended and Restated Bylaws (previously filed on July 1, 2014 as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-197182) and incorporated herein by reference).

4.1	Form of Common Stock Certificate (previously filed on July 1, 2014 as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-197182) and incorporated herein by reference).

4.2	2014 Equity Incentive Plan (previously filed on March 2, 2015 as Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-197182) and incorporated herein by reference).

4.3

Form of Stock Option Award Agreement (2014 Equity Incentive Plan) (previously filed on July 1, 2014 as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-197182) and incorporated herein by reference).

4.4

Form of Restricted Stock Unit Award Agreement (2014 Equity Incentive Plan) (previously filed on July 1, 2014 as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-197182) and incorporated herein by reference).

4.5

Form of Stock Appreciation Rights Award Agreement (2014 Equity Incentive Plan) (previously filed on July 1, 2014 as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-197182) and incorporated herein by reference).

4.6

Form of Restricted Stock Award Agreement (2014 Equity Incentive Plan) (previously filed on September 2, 2014 as Exhibit 10.23 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-197182) and incorporated herein by reference).

4.7

2014 Employee Stock Purchase Plan (previously filed on March 2, 2015 as Exhibit 10.22 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-197182) and incorporated herein by reference).

4.8

Amendment No. 1 to 2014 Employee Stock Purchase Plan (previously filed on November 24, 2015 as Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1 (File No. 333-208182) and incorporated herein by reference).

4.9

Form of Warrant Agreement, including Form of Warrant Certificate to be issued by Viking Therapeutics, Inc. to the Investors (previously filed on April 1, 2016 as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-208182) and incorporated herein by reference).

4.10

Warrant to Purchase Common Stock, dated April 13, 2016, issued by Viking Therapeutics, Inc. to Ligand Pharmaceuticals Incorporated (previously filed on April 14, 2016 as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference).

4.11

Form of Common Stock Purchase Warrant issued by Viking Therapeutics, Inc. to purchasers in the June 2017 offering (previously filed on June 19, 2017 as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference).

5.1	Opinion of Paul Hastings LLP.

23.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Paul Hastings LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney is contained on the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 17, 2021.

Viking Therapeutics, Inc.

By:	/s/ Brian Lian, Ph.D.
Name:	Brian Lian, Ph.D.
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Brian Lian, Ph.D. and Greg Zante, and each or any one of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Brian Lian, Ph.D.
Brian Lian, Ph.D.	President, Chief Executive Officer and Director	February 17, 2021
(Principal Executive Officer)
/s/ Greg Zante
Greg Zante	Chief Financial Officer	February 17, 2021
(Principal Financial and Accounting Officer)
/s/ Matthew W. Foehr
Matthew W. Foehr	Director	February 17, 2021

/s/ Lawson Macartney, DVM, Ph.D.
Lawson Macartney, DVM, Ph.D.	Director	February 17, 2021

/s/ Sarah Kathryn Rouan
Sarah Kathryn Rouan	Director	February 17, 2021

/s/ Charles A. Rowland Jr.
Charles A. Rowland Jr.	Director	February 17, 2021

/s/ J. Matthew Singleton
J. Matthew Singleton	Director	February 17, 2021